Star Equity Holdings Added to the Russell Microcap® Index June 29, 2026 OLD GREENWICH, Conn., June 29, 2026 (GLOBE NEWSWIRE) -- Star Equity Holdings, Inc. (Nasdaq: STRR and STRRP) ("Star" or the "Company"), a diversified holding company, announced today the Company’s common stock has been added to the Russell Microcap ® Index following the 2026 Russell indexes reconstitution, which became effective after US market close on June 26, 2026. The reconstitution of the Russell U.S. Indexes captures the 4,000 largest U.S. stocks as of April 30, 2026, ranked by total market capitalization. The Russell Microcap® Index measures the performance of the microcap segment of the U.S. equity market and is used by institutional investors and investment managers as a benchmark for microcap equities. Jeff Eberwein, CEO of Star, commented, “We are pleased to join the Russell Microcap ® Index, a meaningful milestone that reflects our progress in building a diversified platform for long-term shareholder value creation. Inclusion in this benchmark expands our visibility within the institutional investment community and introduces our stock to additional microcap investors seeking fundamentally driven, value-oriented opportunities. We believe this recognition will further broaden awareness as we continue executing on our strategy.” About Star Equity Holdings, Inc.  Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four segments: Building Solutions, Business Services, Energy Services, and Investments. For more information visit www.starequity.com. Building Solutions The Building Solutions division operates in three specialties: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing. Business Services The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success. Energy Services The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries. Investments The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies. About FTSE Russell, an LSEG Business FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 70 countries, covering 98% of the investable market globally.  FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $21.20 trillion is benchmarked to FTSE Russell indexes. Leading asset owners, asset managers, ETF providers and investment banks choose FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives. A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance and embraces the IOSCO Principles. FTSE Russell is also focused on index innovation and customer partnerships as it seeks to enhance the breadth, depth and reach of its offering. FTSE Russell is wholly owned by LSEG.  For more information, visit FTSE Russell. For more information contact: The Equity Group Lena Cati Senior Vice President 212-836-9611 Lena.cati@theequitygroup.com